EXHIBIT (10)(a)

CONSENT OF INDEPENDENT AUDITORS

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Independent Auditors” in the Statement of Additional Information and to the use of our reports (1) dated February 13, 2004 with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company and (2) dated January 30, 2004 with respect to the subaccounts of Separate Account VA-2LNY, which are available for investment by contract owners of the Dreyfus/Transamerica Triple Advantage Variable Annuity, included in Post-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-104243) and related Prospectus of Dreyfus/Transamerica Triple Advantage Variable Annuity.

Ernst & Young LLP

Des Moines, Iowa

April 27, 2004